BMC INDUSTRIES, INC.

SAVINGS AND PROFIT SHARING PLAN

2001 REVISION

Fourth Declaration of Amendment

Pursuant to the retained power of amendment contained in Section 11.2 of the BMC Industries, Inc. Savings and Profit Sharing Plan - 2001 Revision, the undersigned hereby amends the Plan as described below:

1.               Section 3.3 of the Plan is amended effective October 1, 2003 to read as follows:

                "3.3     Matching Contributions.

No Matching Contributions will be made under the Plan for 401(k) Contributions made after September 30, 2003."

2.             Section 5.1(a) of the Plan is amended effective September 1, 2003, to read as follows:

                "5.1     Establishment of Investment Funds.

(a)       In order to allow each Participant to determine the manner in which his or her Accounts will be invested, the Trustee will maintain, within the Trust, an investment fund designated as the BMC Common Stock Fund and three or more separate investment funds of such nature and possessing such characteristics as the Committee may specify from time to time.  Each Participant's Accounts will be invested in the investment funds in the proportions directed by the Participant in accordance with the procedures set forth in Sections 5.2 and 5.3.  The Committee, from time to time, will direct the Trustee to establish additional investment funds or to terminate any existing investment fund."

3.             Section 5.4 of the Plan is amended effective September 1,  2003, to read as follows:

                "5.4     BMC Common Stock Fund.

(a)       The Committee will direct the Trustee to establish, as one of the investment funds under Section 5.1, a fund, designated as the BMC Common Stock Fund, which will be invested in shares of Company Stock except for such amounts of cash as the Committee determines to be necessary to satisfy short-term liquidity requirements and cash held pending acquisition of shares of Company Stock.

(b)       The requirement that amounts credited to a Participant's Matching Contribution Account prior to January 1, 2002 remain invested in the BMC Common Stock Fund is eliminated.  Effective September 1, 2003 any Participant may elect to transfer amounts credited to the Participant's Matching Contribution Account prior to January 1, 2002 to one or more of the investment funds maintained pursuant to Section 5.1 other than the BMC Common Stock Fund.  The election must be made in accordance with and is subject to Plan Rules and will be effective as soon as administratively practicable after it is received by the Administrator or the Administrator's designate.

(c)      The BMC Qualified Benefits Plan Committee will direct the manner in which the shares of Company Stock represented by Participants' interests in the BMC Common Stock Fund will be voted in connection with any action at which holders of Company Stock are entitled to vote.  In the event of a public tender or exchange offer for shares of Company Stock, the BMC Qualified Benefits Plan Committee will direct whether or not the shares of Company Stock represented by the Participants' interests in the BMC Common Stock Fund will be tendered or exchanged.

(d)       A Participant who is subject to the reporting requirements of section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") with respect to Company Stock may elect to make a transfer pursuant to Section 5.3, a withdrawal or plan loan pursuant to Article 6, a distribution pursuant to Article 8or any other "discretionary transaction," as that term is defined under the Exchange Act, from the portion of his or her Account invested in Company Stock only if both of the following conditions are satisfied.

(i)        The election to make such transfer or application for the withdrawal or distribution must be made within the period between the third and twelfth days, inclusive, following the Company's release of its quarterly or annual financial data in the manner described in Rule 16b-3(e)(1)(ii) of the Exchange Act.  Such election or application will be given effect at the same time as would other elections or applications made at the same time.

(ii)       Such Participant has not made any election to transfer any portion of his or her Account balance from Company Stock or received a withdrawal or distribution from the portion of his or her Account invested in Company Stock within the six-month period immediately preceding the date on which such election is made."

4.            Section 9.2 of the Plan is amended effective January 1, 2003 to read as follows:

"9.2     Actual Deferral Percentage Limitations.

(a)       For each Plan Year that the design-based safe harbor alternative described in Code section 401(k)(12) has not been satisfied, the Plan must satisfy the requirements of Code section 401(k)(3).

(i)        The Plan will satisfy the requirements of Code section 401(k)(3) for a Plan Year if, for that Plan Year, the Plan satisfies the requirements of Code section 410(b)(1) with respect to "eligible employees" and either of the following tests:

(1)       the "actual deferral percentage" for the Plan Year for eligible employees who are Highly Compensated Employees for the Plan Year is not more than the product of the actual deferral percentage for the Plan Year for all eligible employees who are not Highly Compensated Employees for the Plan Year, multiplied by one and one-quarter; or

(2)       the excess of the actual deferral percentage for the Plan Year for eligible employees who are Highly Compensated Employees for the Plan Year over the actual deferral percentage for the Plan Year for all eligible employees who are not Highly Compensated Employees for the Plan Year is not more than two percentage points and the actual deferral percentage for the Plan Year for eligible employees who are Highly Compensated Employees for the Plan Year is not more than the product of the actual deferral percentage for the Plan Year of all eligible employees who are not Highly Compensated Employees for the Plan Year, multiplied by two;  provided, that for the initial Plan Year, the actual deferral percentage for eligible employees who are not Highly Compensated Employees is their actual deferral percentage for the initial Plan Year.

(ii)       For purposes of this section and Section 9.4:

(1)       "eligible employee" means an Active Participant who is eligible to make 401(k) Contributions for the Plan Year in question or would be eligible but for a suspension imposed under Section 3.1(b)(iv); and

(2)       "actual deferral percentage," with respect to either of the two groups of eligible employees referenced above, is the average of the ratios, calculated separately for each eligible employee in the particular group, of the amount of 401(k) Contributions made by the eligible employee for the Plan Year in question, to the eligible employee's Testing Wages for the Plan Year in question, or the portion of such Plan Year during which he or she was an eligible employee, as specified in Plan Rules.  In computing the actual deferral percentage, the following rules apply:

(A)      any 401(k) Contributions made by an eligible employee who is not a Highly Compensated Employee that are in excess of the limitation described in Section 9.1 will be excluded;

(B)       any 401(k) Contributions made by an eligible employee that are distributed to the eligible employee pursuant to Section 9.6(c) will be excluded;

(C)       except as otherwise provided in Treasury Regulations, 401(k) Contributions taken into account in determining the actual contribution percentage under Section 9.3(a)(ii) will be excluded;

(D)      to the extent permitted by Treasury Regulations and determined by the Administrator, all or any portion of any other contribution to the Plan or any other qualified plan maintained by an Affiliated Organization will be included;

(E)       elective contributions under any other plan that is aggregated with this Plan to satisfy the requirements of Code section 410(b) will be included; and

(F)       to the extent provided in Treasury Regulations, elective contributions made under any other qualified cash or deferred arrangement of any Affiliated Organization on behalf of any eligible Employee who is a Highly Compensated Employee will be included.

(b)       To the extent deemed advisable by the Administrator to comply with Code section 401(k)(3), the Administrator may, in accordance with Plan Rules, prospectively decrease a Participant's 401(k) Contributions.

(c)       If, for any Plan Year, the requirements of Subsection (a) are not satisfied, the Administrator will determine the amount by which 401(k) Contributions made by each Highly Compensated Employee for the Plan Year exceeds the permissible amount as determined under Subsection (a).  The determination will be made by successively decreasing the rate of 401(k) Contributions by the Highly Compensated Employees who, during the Plan Year, had the greatest percentage of 401(k) Contributions to the next lower percentage, then again decreasing the percentage of such Highly Compensated Employees' 401(k) Contributions, together with the percentage of 401(k) Contributions by such Highly Compensated Employees who were already at such lower percentage, to the next lower percentage, and continuing such procedure for as many percentage decreases as the Administrator deems necessary.  The Administrator may make such reductions in any amount.

(d)       The amount of excess 401(k) Contributions determined in accordance with Subsection (c), increased by Fund earnings or decreased by Fund losses attributable to such excess as determined under Section 9.5, will be distributed to affected Highly Compensated Employees, at such time as the Administrator specifies on or following the last day of the Plan Year for which the determination is made, but in no case later than the last day of the following Plan Year.  The amount to be distributed with respect to any Plan Year will be reduced by the portion of the amount, if any, distributed pursuant to Section 9.1 that is attributable to 401(k) Contributions that relate to such Plan Year, determined by assuming that 401(k) Contributions in excess of the limitation described in Section 9.1 for a given taxable year are the first contributions made for a Plan Year falling within such taxable year.  Additional amounts to be distributed to Highly Compensated Employees will be determined by successively decreasing the amount of 401(k) Contributions for Highly Compensated Employees who, for the Plan Year, had the largest amount of 401(k) Contributions made on their behalf to the next lower amount, and continuing this procedure until an amount equal to the aggregate amount of excess 401(k) Contributions has been removed from the Accounts of the Highly Compensated Employees.

(e)       To the extent required or permitted by Treasury Regulations, the Administrator will or may, as the case may be, apply the limitation described in this section separately to each group of eligible employees who are included in a unit of Employees covered by a collective bargaining agreement.

(f)        If the Administrator elects to apply Code section 410(b)(4)(B) in determining whether the Plan satisfies either of the tests described in Section 9.2(a)(i) for a Plan Year, all eligible employees who have not met either the minimum age and/or minimum service requirements of Code section 410(a)(1)(A) will be considered separately in accordance with the tests described in Section 9.2(a)(i).

(g)       It is intended that Plan satisfy the design-based safe harbor alternative described in Code section 401(k)(12) for the Plan Year that begins January 1, 2002 and ends December 31, 2002.  As a result of the elimination of Matching Contributions as of October 1, 2003, the Plan will not satisfy the design-based safe harbor alternative described in Code section 401(k)(12) for the Plan Year that begins January 1, 2003 and ends December 31, 2003."

5.         Section 9.3 of the Plan is amended effective January 1, 2003 to read as follows:

    "9.3.    Actual Contribution Percentage Limitations.

(a)       For each Plan Year that the design-based safe harbor alternative described in Code section 401(m)(11) has not been satisfied, the Plan must satisfy the requirements of Code section 401(m)(2).

(i)        The Plan will satisfy the requirements of Code section 401(m)(2) for a Plan Year if, for that Plan Year, the Plan satisfies either of the following tests:

(1)       the "actual contribution percentage" for the Plan Year for "eligible employees" who are Highly Compensated Employees for the Plan Year is not more than the product of the actual contribution percentage for the Plan Year for all eligible employees who are not Highly Compensated Employees for the Plan Year, multiplied by one and one-quarter; or

(2)       the excess of the actual contribution percentage for the Plan Year for eligible employees who are  Highly Compensated Employees for the Plan Year over the actual contribution percentage for the  Plan Year for all eligible employees who are not Highly Compensated Employees for the Plan Year is not more than two percentage points and the actual contribution percentage for the Plan Year for Highly Compensated Employees for the Plan Year is not more than the product of the actual contribution percentage for the Plan Year for all eligible employees who are not Highly Compensated Employees for the Plan Year, multiplied by two; provided, that for the initial Plan Year, the actual contribution percentage for eligible employees who are not Highly Compensated Employees is their actual contribution percentage for the initial Plan Year.

(ii)       For purposes of this section and Section 9.4:

(1)       "eligible employee" means an Active Participant who is eligible to make After-Tax Contributions, or to have Matching Contributions made on his or her behalf for the Plan Year in question or who would be eligible but for a suspension imposed under Section 3.1(b)(iv) or Section 3.2(b)(iv); and

(2)       the "actual contribution percentage" with respect to either of the two groups of eligible employees referenced above, is the average of the ratios, calculated separately for each eligible employee in the particular group, of the aggregate amount of After-Tax Contributions made by, and Matching Contributions made on behalf of, the eligible employee for the Plan Year, to the eligible employee's Testing Wages for the Plan Year, or the portion of the Plan Year during which he or she was an eligible employee, as specified in Plan Rules.  In computing the actual contribution percentage the following rules apply:

(A)      except as otherwise provided in Treasury Regulations, Matching Contributions taken into account in determining the actual deferral percentage under Section 9.2(a)(ii) will be excluded;

(B)       Matching Contributions taken into account for purposes of the minimum contribution required by Section 13.3(a) will be excluded;

(C)       any Matching Contributions forfeited pursuant to Section 9.6(c) will be excluded;

(D)      to the extent permitted by Treasury Regulations and determined by the Administrator, all or any portion of the 401(k) Contributions made by eligible employees for the Plan Year will be included;

(E)       to the extent permitted by Treasury Regulations and determined by the Administrator, all or any portion of any other contributions to any other qualified plan maintained by an Affiliated Organization will be included;

(F)       matching contributions (within the meaning of Code section 401(m)(4)(A)) and after-tax contributions made under any other plan that is aggregated with this Plan to satisfy the requirements of Code section 410(b) will be included; and

(G)      to the extent required by Treasury Regulations, matching contributions (within the meaning of Code section 401(m)(4)(A)) and after-tax contributions made under any other qualified plan of any Affiliated Organization on behalf of or by any eligible employee who is a Highly Compensated Employee will be included.

(b)       If, for any Plan Year, the requirements of Subsection (a) are not satisfied, the Administrator will determine the amount by which After-Tax Contributions made by each Highly Compensated Employee for the Plan Year and, if necessary, Matching Contributions made on behalf of each Highly Compensated Employee for the Plan Year exceeds the permissible amount as determined under Subsection (a), such determination being made in accordance with the procedure described in Section 9.2(c) with respect to reductions of 401(k) Contributions.

(c)       The amount of excess After-Tax Contributions and Matching Contributions determined in accordance with Subsection (b), increased by Fund earnings or decreased by Fund losses attributable to such excess as determined under Section 9.5, will be distributed to affected Highly Compensated Employees at such time as the Administrator specifies on or following the last day of the Plan Year for which the determination is made, but in no case later than the last day of the following Plan Year; provided, however, that to the extent the excess Matching Contributions would not be fully vested if retained in the Plan, such excess will be forfeited rather than distributed, and any such forfeitures will be applied as provided in Section 3.3(d).  Amounts to be distributed to Highly Compensated Employees or forfeited will be determined by successively decreasing the amount of After-Tax Contributions made by, and, if necessary, Matching Contributions made on behalf of Highly Compensated Employees who, for the Plan Year, made the largest After-Tax Contributions and had the largest amount of Matching Contributions made on their behalf to the next lower amount, and continuing this procedure until an amount equal to the aggregate amount of excess contributions has been removed from the Accounts of the Highly Compensated Employees.

(d)       To the extent provided in Treasury Regulations, the limitations described in this section do not apply to any group of eligible employees who are included in a unit of Employees covered by a collective bargaining agreement.

(e)       If the Administrator elects to apply Code section 410(b)(4)(B) in determining whether the Plan satisfies either of the tests described in Section 9.3(a)(i) for any Plan Year, all eligible employees who have not met either the minimum age and/or minimum service requirements of Code section 410(a)(1)(A) will be considered separately in accordance with the tests described in Section 9.3(a)(i).

(f)        To the extent deemed necessary by the Administrator in order to comply with such requirements, the Administrator may, in accordance with Plan Rules, prospectively decrease the rate at which a Participant may make After-Tax Contributions.

(g)       It is intended that Plan satisfy the design-based safe harbor alternative described in Code section 401(m)(11) for the Plan Year that begins January 1, 2002 and ends December 31, 2002.  Notwithstanding the foregoing, After-Tax Contributions made by Participants will satisfy the nondiscrimination tests described in Section 9.3(a).  As a result of the elimination of Matching Contributions as of October 1, 2003, the Plan will not satisfy the design-based safe harbor alternative described in Code section 401(m)(11) for the Plan Year that begins January 1, 2003 and ends December 31, 2003."

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 29th day of August, 2003.

                                                                            BMC INDUSTRIES, INC.

Attest:  /s/Bradley D. Carlson                             By:  /s/Susan J. Linzmeier

            Treasurer                                                 Its: Vice President, Human Resources